EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                              Place of           Percentage of
     Name of Company                        Incorporation      Voting Securities

ASF Thomas Limited                          United Kingdom            100%
ASF Thomas Industries GmbH, Puchheim        Germany                   100%
ASF Thomas Industries GmbH, Memmingen       Germany                   100%
ASF Thomas Industries GmbH, Wuppertal       Germany                   100%
ASF Thomas, Inc.                            Georgia                   100%
Lighting Center Holdings, Inc.              Tennessee                 100%
Blue Grass Holdings Inc.                    Nevada                    100%
Capri Lighting, Inc.                        California                100%
Thomas Industries Holdings Inc.             Delaware                  100%
Gardco Manufacturing, Inc.                  California                100%
Lumec, Inc.                                 Province of Quebec,       100%
                                            Canada
Pouliot Designs Corporation                 Minnesota                 100%
T.I. Industries Corporation                 Delaware                  100%
TI Pneumotive, Inc.                         Delaware                  100%
Thomas Group U.K., Inc.                     Delaware                  100%
Thomas Imports, Inc.                        Nevada                    100%
Thomas Industries Corp.                     Province of Ontario,      100%
                                            Canada
Thomas Industries Export, Inc.              U.S. Virgin Islands       100%
Tupelo Holdings Inc.                        Delaware                  100%
Thomas Lighting de Mexico, S.A. de C.V.     Mexico                    100%



                          NON WHOLLY OWNED SUBSIDIARIES


                                               Place of          Percentage of
     Name of Company                        Incorporation      Voting Securities

Lumec-Schreder Inc.                         Province of Quebec,       50%
                                            Canada
Thomas Americas Industria e
  Commercio, LTDA                           Brazil                    95%
Yamada Day-Brite, Ltd.                      Japan                     50%